EXHIBIT 99(A)

QUIXOTE CORPORATION
INCENTIVE SAVINGS PLAN

As Amended and Restated January 1, 2006

and as amended through December 10, 2008

(continued)

(continued)

(continued)

(continued)

v

ARTICLE I

STATEMENT OF PURPOSE

          Sec. 1.01          Background and Purpose. Quixote Corporation initially established, effective July 1, 1984, the Quixote Corporation Incentive Savings Plan (the “Plan”). The Plan is now amended and restated to designate a portion of the Plan as an employee stock ownership plan and to reflect certain design changes.

          The purposes of the Plan are to encourage systematic savings to meet the financial needs of Eligible Employees both during active employment and during retirement, to make available a number of investment vehicles for such savings, and to provide them with an opportunity to acquire ownership interests in the Company and share in the profits of their Employer.

          Sec. 1.02          Rights Affected. Except as provided to the contrary herein, the provisions of this amended and restated Plan document shall apply only to Eligible Employees who complete an Hour of Service on or after the Effective Date. The rights of any other person shall be governed by the Plan as in effect on the date of his or her Severance from Employment, except to the extent expressly provided in any amendment adopted subsequently thereto.

          Sec. 1.03          Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) or 414(v) of the Code be satisfied as to that portion of the Plan represented by contributions made pursuant to Participant Salary Deferral elections, that the requirements of section 401(m) of the Code be satisfied as to that portion of the Plan represented by Matching Contributions and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code. The Matching Contribution Account has been designated an “employee stock ownership plan,” as defined in Section 4975(e)(7) of the Code.

          Sec. 1.04          Documents. The Plan consists of the Plan document as set forth herein and any amendment hereto. Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing.

ARTICLE II

DEFINITIONS

          Sec. 2.01          “Account” shall mean the entire interest of a Participant in the Plan. A Participant’s Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.

          Sec. 2.02          “Actual Deferral Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) which the sum of the following amounts bears to a Participant’s Compensation for a Plan Year:

                    (i)          an active Participant’s Salary Deferrals for the Plan Year (excluding any Salary Deferrals that are (A) taken into account in determining the Contribution Percentage, (B) distributed to an active Participant who is not a Highly Compensated Employee pursuant to a claim for distribution under Section 5.01, (C) returned to the Participant pursuant to Section 5.04, or (D) contributed pursuant to Section 4.01(b) of the Plan); plus

                    (ii)         at the election of the Committee, any portion of the Qualified Employer Contributions allocated to the Participant for the Plan Year permitted to be taken into account under section 401(k) of the Code; plus

                    (iii)         in the case of any Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Employer or an Affiliated Company, elective deferrals made on his or her behalf under all such arrangements for the Plan Year (excluding those that are not permitted to be aggregated with the Plan under Treasury Regulations Section 1.401(k)-1(b)(4)).

          Sec. 2.03          “Affiliated Company” shall mean any entity which: (a) together with any Employer, constitutes (i) a “controlled group of corporations” within the meaning of section 414(b) of the Code, (ii) a “group of trades or businesses under common control” within the meaning of section 414(c) of the Code, or (iii) an “affiliated service group” within the meaning of section 414(m) of the Code; or (b) is required to be aggregated with any Employer pursuant to Treasury Regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. For purposes of Section 2.05 or 5.04, “Affiliated Company” shall mean an Affiliated Company, but determined with the phrase “more than 50 percent” substituted for the phrase “at least 80 percent” in section 1563(a)(1) of the Code when applying sections 414(b) and (c) of the Code.

          Sec. 2.04          “Alternate Payee” shall mean the person entitled to receive payment of benefits under the Plan pursuant to a QDRO.

          Sec. 2.05          “Annual Addition” shall mean, for any Participant for any Plan Year, the sum of the following amounts allocated to the Participant’s accounts under the Plan and under any other qualified defined contribution plan maintained by the Employer or by an Affiliated Company:

          (a)          Employer contributions (including Matching Contributions, Salary Deferral amounts, except Salary Deferrals contributed pursuant to Section 4.01(b) or distributed pursuant to Section 5.01, Discretionary Contributions, and Qualified Employer Contributions);

          (b)           Participant contributions (including mandatory or voluntary employee contributions made under a qualified defined benefit plan of the Employer or of an Affiliated Company, but excluding Rollover Contributions and loans repayments);

          (c)           forfeitures; and

          (d)           amounts described in section 415(l)(1) of the Code (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and section 419A(d)(2) of the Code (relating to contributions allocated to post-retirement medical benefit accounts for key employees).

          Sec. 2.06          “Average Actual Deferral Percentage” shall mean the average of the Actual Deferral Percentages of a specified group of active Participants (expressed as a percentage to the nearest one-hundredth of one percent).

          Sec. 2.07          “Average Contribution Percentage” shall mean the average of the Contribution Percentages of a specified group of active Participants (expressed as a percentage to the nearest one-hundredth of one percent).

          Sec. 2.08          “Beneficiary” shall mean the person or entity designated or otherwise determined to be such in accordance with Section 8.04.

          Sec. 2.09          “Benefit Payment Date” shall mean, for any Participant or for any Beneficiary of a deceased Participant, the date as of which the first benefit payment from a Participant’s Account is due; provided, however, that the Benefit Payment Date applicable to any amount withdrawn pursuant to Section 9.02 shall not be taken into account in determining the Participant’s Benefit Payment Date with respect to the remainder of his or her Account.

          Sec. 2.10          “Board of Directors” shall mean the Board of Directors of the Company.

          Sec. 2.11          “Break in Service” shall mean a calendar year during which an individual has not completed more than 500 Hours of Service. Solely for the purpose of determining whether the applicable individual has incurred a Break in Service, Hours of Service shall be recognized for “maternity and paternity leaves of absence.”

          A “maternity or paternity leave of absence” means an absence from work for any period by reason of the individual’s pregnancy, birth of the individual’s child, placement of a child with the individual in connection with the adoption of such child, or any absence for the purposes of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the calendar year in which the absence from work begins, if credit is necessary to prevent the individual from incurring a Break in Service, or otherwise in the immediately-following calendar year. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence or, in any case in which the Committee is unable to determine such hours normally credited, eight Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed 501.

          Sec. 2.12          “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor statute of similar purpose.

          Sec. 2.13          “Committee” shall mean the committee described in Article XI or an individual or entity to which the Committee has delegated some or all of its responsibilities hereunder.

          Sec. 2.14          “Company” shall mean Quixote Corporation, a Delaware corporation.

          Sec. 2.15          “Company Common Stock” shall mean the common stock of the Company.

          Sec. 2.16          “Company Common Stock Fund” shall mean a separate Investment Fund invested primarily in Company Common Stock.

          Sec. 2.17           “Compensation” shall mean, for any Employee, for any Plan Year, the following:

          (a)          Except as otherwise provided in this definition, “Compensation” shall mean wages required to be reported on IRS Form W-2 paid by the Employer to the Employee during the applicable period, plus amounts excludable from gross income pursuant to Section 125, 132(f)(4), or 401(k) of the Code. Compensation under this subsection (a) shall also include amounts paid to an individual by the Employer during the applicable period while the individual is absent for Qualified Military Service to the extent such payments do not exceed the amounts the individual would have received had he or she continued to perform services for the Employer during his or her absence. Compensation shall be determined prior to giving effect to any salary reduction election made pursuant to the terms of a plan maintained by an Employer or by an Affiliated Company.

          (b)          For purposes of Section 4.03, “Compensation” shall mean the wages required to be reported on IRS Form W-2 that are paid by the Employer to the Employee during the applicable period for services as an Employee, excluding taxable compensation other than salary or wages. Compensation shall be determined prior to giving effect to any salary reduction election made pursuant to the terms of a plan maintained by an Employer or by an Affiliated Company pursuant to section 125, 132(f)(4) or 401(k) of the Code.

          (c)          For purposes of the definitions of the terms “Actual Deferral Percentage” and “Contribution Percentage,” “Compensation” shall mean wages, as defined in section 3401 of the Code, all other payments of compensation for which the Employer is required to furnish the Employee with a written statement under section 6401(d) and 6051(a)(3) of the Code that are paid to the Employee while he or she is a Participant, plus any amounts that are excluded from gross income under section 125, 132(f)(4), 402(e)(3), 402(h), 403(b) or 457 of the Code unless the Committee elects otherwise.

          (d)          For purposes of Section 5.04 and Article X, and for purposes of the definition of the term “Highly Compensated Employee,” “Compensation” shall have the meaning set forth in Treasury Regulations Section 1.415-2(d)(2) and (3), including (i) for years included in a period of Qualified Military Service, Compensation as defined in subsection (e) below, and (ii) amounts that are excluded from gross income under section 125, 132(f)(4), 402(e)(3), 402(h), 403(b) or 457 of the Code.

          (e)          For purposes of Section 4.06, “Compensation” shall mean the Compensation, as defined in subsection (a), that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Participant’s average earnings from the Employer or from an Affiliated Company for the twelve-month period immediately preceding the Participant’s period of Qualified Military Service), provided, that the Participant returns to work within the period during which his or her right to reemployment is protected by law.

          (f)          Only the first $200,000 ($220,000 for 2006), or such other amount as may be applicable under section 401(a)(17) of the Code, of the amount otherwise described in subsection (b) and of the aggregate amount described in subsections (a) and (d) of this definition shall be counted.

          For purposes of this Section 2.17, amounts excluded from gross income under section 125 of the Code (and amounts included in Compensation under subsection (a) due to a salary reduction election made pursuant to the terms of a plan maintained by an Employer or an Affiliated Company pursuant to section 125 of the Code) shall include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he or she has other health coverage (so long as the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan).

          Sec. 2.18          “Contribution Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) which the sum of the following amounts bears to a Participant’s Compensation for the Plan Year:

                        (i)       the Matching Contributions allocated to an active Participant’s Account for the Plan Year (excluding any Matching Contributions forfeited pursuant to Section 5.01(b) or 5.03(a)); plus

                        (ii)      at the election of the Committee, any portion of the Qualified Employer Contributions allocated to the Participant for the Plan Year required or permitted to be taken into account under section 401(m) of the Code; plus

                     (iii)        in the case of any Highly Compensated Employee who is eligible to participate in more than one plan maintained by the Employer or an Affiliated Company to which employee or matching contributions are made, after-tax employee contributions and employer matching contributions made on his or her behalf under all such plans (excluding those that are not permitted to be aggregated with the Plan under Treasury Regulations Section 1.401(m)-1(b)(4)) for the Plan Year. For purposes of determining Contribution Percentages, the Employer or the Committee may take Salary Deferrals into account (excluding Salary Deferrals contributed pursuant to Section 4.01(b)), in accordance with Treasury regulations, so long as the requirements of Section 5.02(a) are met both when the Salary Deferrals used in determining Contribution Percentages are and are not included in determining Actual Deferral Percentages.

          Sec. 2.19          “Discretionary Contribution” shall mean a contribution made by an Employer pursuant to Section 4.03.

          Sec. 2.20          “Discretionary Contribution Account” shall mean so much of a Participant’s Account as consists of Discretionary Contributions, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

          Sec. 2.21          “Effective Date” shall mean January 1, 2006, the effective date of this amended and restated Plan. The original effective date of this Plan is July 1, 1984.

          Sec. 2.22          “Eligible Employee” shall mean any Employee of the Employer, other than (a) any person whose terms and conditions of employment are determined through collective bargaining, unless the collective bargaining agreement provides for the eligibility of the person to participate in this Plan and (b) any Leased Employee.

          Sec. 2.23          “Employee” shall mean a person who is employed by an Employer or an Affiliated Company. A person who is not otherwise employed by an Employer or Affiliated Company shall be deemed to be employed by any such company if he or she is a Leased Employee with respect to whose services the Employer or Affiliated Company is the recipient, within the meaning of section 414(n) or 414(o) of the Code, but to whom section 414(n)(5) of the Code does not apply.

          Sec. 2.24          “Employer” shall mean the Company and each Affiliated Company that, with the consent of the Committee, adopts this Plan and joins in the corresponding Trust Agreement.

          Sec. 2.25          “Employment Commencement Date” shall mean, with respect to any person, the first date on which that person performs an Hour of Service.

          Sec. 2.26          “Entry Date” shall mean January 1, April 1, July 1 or October 1.

          Sec. 2.27          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and any successor statute of similar purpose.

          Sec. 2.28          “Highly Compensated Employee” shall mean any Employee who performed services for an Employer or an Affiliated Company during the Plan Year for which a determination is being made (the “Determination Year”) and who:

          (a)          was at any time in the Determination Year or the immediately preceding Determination Year a 5% owner, as defined in section 416(i) of the Code; or

          (b)          for the immediately-preceding Determination Year, received Compensation from the Employer or for an Affiliated Company in excess of $80,000 ($100,000 for 2006), or such other amount as may be applicable under section 414(q) of the Code.

This definition shall be applied in accordance with section 414(q) of the Code.

          Sec. 2.29          “Hour of Service” shall mean, for any Employee, an hour for which he or she is directly or indirectly compensated, or is entitled to be compensated by the Employer or an Affiliated Company, for the performance of duties.

          Sec. 2.30          “Investment Fund” shall mean any of the funds established pursuant to Section 6.02 for the investment of the assets of the Trust Fund.

          Sec. 2.31          “Investment Manager” shall mean any fiduciary (other than the Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who is qualified as an “investment manager” within the meaning of section 3(38) of ERISA.

          Sec. 2.32          “Leased Employee” shall mean:

          (a)          any person who provides services to an Employer if:

                        (i)          the services are provided pursuant to an agreement between the Employer and any other person (“leasing organization”);

                        (ii)         the services are performed under the primary direction or control of the Employer; and

                        (iii)        the Employer classifies the person providing the services as a leased employee (regardless of the person’s employment status under applicable law).

          (b)          Unless otherwise provided in the Plan, no person whom the Employer classifies as a leased employee shall be considered to be an Employee or shall receive credit for eligibility and vesting purposes under this Plan for his or her period of service as a leased employee if the number of persons whom the Employer classifies as leased employees constitutes less than twenty percent of the Employer’s non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code and if such person is covered by a money purchase pension plan maintained by the leasing organization providing: (i) a nonintegrated Employer contribution rate of at least ten percent of compensation; (ii) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization); and (iii) full and immediate vesting.

          Sec. 2.33          “Matching Contribution” shall mean an Employer contribution made pursuant to Section 4.02.

          Sec. 2.34          “Matching Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Matching Contributions allocated to that Participant’s Account, including all earnings and gains attributable to that Account and reduced by all losses attributable to that Account, all expenses chargeable against that Account, and all withdrawals and distributions from that Account.

          Sec. 2.35          “Named Fiduciary” shall mean the Board of Directors, the Trustee and the members of Committee. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity and may also serve in a non-fiduciary capacity.

          Sec. 2.36          “Normal Retirement Age” shall mean a Participant’s 65th birthday.

          Sec. 2.37          “Participant” shall mean an Eligible Employee who has elected to participate in the Plan and has filed the required authorizations operative under the Plan as provided in Article III hereof, or a person who has an undistributed interest in the Trust Fund.

          Sec. 2.38          “Plan” shall mean the Quixote Corporation Incentive Savings Plan set forth herein, and as this Plan may from time to time hereafter be amended.

          Sec. 2.39          “Plan Year” shall mean the calendar year.

          Sec. 2.40          “QDRO” shall mean a “qualified domestic relations order” within the meaning of section 206(d)(3)(B) of ERISA and section 414(p) of the Code.

          Sec. 2.41          “Qualified Employer Contribution” shall mean a contribution made by an Employer pursuant to Section 4.05.

          Sec. 2.42          “Qualified Employer Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Qualified Employer Contributions allocated to that Participant’s Account, including all earnings and gains attributable to that Account and reduced by all losses attributable to that Account, all expenses chargeable against that Account, and all withdrawals and distributions from that Account.

          Sec. 2.43          “Qualified Military Service” shall mean any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant’s right to reemployment is protected by law.

          Sec. 2.44          “Rollover Account” shall mean so much of a Participant’s Account as consists of his or her Rollover Contributions, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

          Sec. 2.45          “Rollover Contributions” shall mean amounts contributed by an Eligible Employee pursuant to Section 4.04.

          Sec. 2.46          “Salary Deferral Account” shall mean so much of a Participant’s Account as consists of his or her Salary Deferrals, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

          Sec. 2.47          “Salary Deferrals” shall mean the portion of a Participant’s Compensation which is reduced in accordance with Section 4.01(a) or 4.01(b)and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to Section 4.01(e).

          Sec. 2.48          “Severance from Employment” shall mean, for any Employee, his or her death, retirement, voluntary or involuntary termination, Total Disability or any other absence or termination that causes him to cease to be an Employee.

          Sec. 2.49          “Total Disability” shall mean a disability that results in the Participant’s entitlement to long-term disability benefits under the Employer’s long-term disability plan or the Social Security Act.

          Sec. 2.50          “Trust Agreement” shall mean the trust instrument executed by the Company and the Trustee for purposes of providing a vehicle for investment of the assets of the Plan.

          Sec. 2.51          “Trustee” shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

          Sec. 2.52          “Trust Fund” shall mean all of the assets of the Plan held by the Trustee under the Trust Agreement.

          Sec. 2.53          “Valuation Date” shall mean each business day or such other less frequent dates determined by the Committee to accommodate the nature, management, or administration of specified Investment Funds.

          Sec. 2.54          “Year of Service” shall mean a Plan Year during which an Employee completes at least 1,000 Hours of Service.

ARTICLE III

PARTICIPATION ELIGIBILITY

          Sec. 3.01          Eligibility to Participate.

          (a)        Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan immediately prior to the Effective Date, and each Employee employed by an Employer on the Effective Date, shall be eligible to participate as of the Effective Date. Each other Eligible Employee shall become eligible to participate as described in subsection (b) below.

          (b)          An Eligible Employee not described in subsection (a) must attain age 19 and complete 90 days of service in order to become a Participant. Participation shall commence on the Entry Date coinciding with or next following the date the foregoing requirements are satisfied. However, an Eligible Employee may request that contributions described in Section 4.04 be made as soon as administratively practicable following his or her Employment Commencement Date.

          Sec. 3.02          Reemployment. A Participant with a vested Account balance who incurs a Severance from Employment shall become eligible to participate in the Plan immediately upon the date on which he or she again performs an Hour of Service as an Eligible Employee. Except as provided in the following sentence, an Eligible Employee who had satisfied the requirements of Section 3.01(b) above but was not an Employee on his or her Entry Date shall become eligible to participate in the Plan immediately upon the date on which he or she again performs an Hour of Service as an Eligible Employee. If a Participant has not vested when he or she incurs a Severance from Employment, he or she will be considered a new Employee for eligibility purposes upon the date on which he or she again performs an Hour of Service unless he or she completes an Hour of Service before the date he or she incurs five consecutive Breaks in Service.

          Sec. 3.03          Procedure for and Effect of Participation. Each Participant shall complete such forms and provide such data as are reasonably required by the Committee as a precondition of participation in the Plan. By becoming a Participant, each Eligible Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan and of the corresponding Trust Agreement and to all amendments to the Plan and to the Trust Agreement.

ARTICLE IV

CONTRIBUTIONS

          Sec. 4.01          Salary Deferrals.

                     (i)          Elections. Subject to Section 3.03 and the limitations set forth in Article V, each Participant may, in the manner prescribed by the Committee, elect to reduce his or her Compensation received on and after the effective date of the election, through payroll reductions, by an amount equal to between two percent and 100 percent, in whole percentages, of his or her Compensation payable with respect to any payroll period. However, if a Participant’s Salary Deferral election would result in Salary Deferrals in excess of the limit described in Section 5.01(a) for any year, the excess automatically shall be contributed as a Salary Deferral under subsection (b) to the extent permitted by section 414(v) of the Code and regulations issued thereunder, and the Participant shall forfeit any Matching Contributions (with income thereon determined as described in Section 5.03(c)) allocated to the Participant by reason of the recharacterized Salary Deferrals unless such contributions would have been otherwise matched pursuant to Section 4.02.

          (b)          Additional Salary Deferrals. A Participant who has attained, or will attain, age 50 prior to the end of a Plan Year, and who is unable to elect additional Salary Deferrals under subsection (a), may elect to reduce his or her Compensation for the Plan Year by an amount equal to the lesser of (i) $1,000 ($5,000 for 2006) (or such other amount as may be applicable under section 414(v) of the Code), or (ii) the excess of the Participant’s Compensation (as defined in Section 2.17(a)) for the Plan Year over the Salary Deferrals contributed on the Participant’s behalf under Section 4.01(a) for the Plan Year. However, Salary Deferrals shall not be treated as contributed pursuant to this subsection (b) unless the Participant is unable to make additional Salary Deferrals for the Plan Year under subsection (a) due to the limitations imposed by the Plan or by applicable federal law. Salary Deferrals under this subsection (b) shall not be subject to the limitations described in Article V.

          (c)          Limitations on Salary Deferral Elections. The Salary Deferral amounts set forth in a Participant’s elections shall be tentative and shall become final only after the Employer or the Committee has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of the Plan and to satisfy all requirements of sections 401(k), 401(m), and 414(v) of the Code.

          (d)          Increase in or Reduction of Salary Deferrals. A Participant may, in the manner prescribed by the Committee, elect to increase or reduce the rate of his or her Salary Deferrals (including cessation or recommencement of such Salary Deferrals), or change the type of contribution being made, within the limits described in Section 4.01. Any new election made pursuant to this subsection (b) shall be effective as soon as practicable following the later of the Committee’s receipt of the election or the date specified in the election.

          (e)          Contribution and Allocation of Salary Deferrals. The Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the Salary Deferrals of its Eligible Employees for such Plan Year, as determined pursuant to Salary Deferral elections in force pursuant to this Section. There shall be allocated to the Salary Deferral Account of each Participant the Salary Deferral amounts contributed by the Employer to the Plan with respect to that Participant.

          Sec. 4.02          Matching Contributions.

          (a)          Amount. Subject to the limitations described in Article V, each month during a Plan Year the Employer shall contribute to the Plan, on behalf of each Participant who has a made Salary Deferral election under Section 4.01(a) for such month, an amount equal to 70 percent of the Participant’s Salary Deferrals for the month which, in the aggregate, are not in excess of seven percent of the Participant’s Compensation for the month.

          (b)          Form. Matching Contributions shall be made in the form of shares of Company Common Stock. Shares of Company Common Stock which are contributed to the Plan as Matching Contributions shall be valued at their closing price on the day before they are contributed to the Plan.

          (c)          Allocation. Matching Contributions made pursuant to this Section shall be allocated, as of the last day of the period for which they are made, to the Matching Contribution Accounts of Participants who are eligible to share in such contributions, in the amounts determined pursuant to subsection (a) above.

          Sec. 4.03          Discretionary Contributions.

          (a)          Amount. Subject to the limitations described in Article V and the approval of the Committee, for each Plan Year, each Employer may make Discretionary Contributions to the Trust Fund for each Participant employed by it, in amounts determined by the Committee in its discretion.

          (b)          Allocation.

                         (i)      Discretionary Contributions under subsection (a) shall be allocated, as of the last day of the Plan Year, to the Discretionary Contribution Accounts of Participants who are eligible to share in such contributions as described in subsection (b)(2). Discretionary Contributions shall be allocated to Participants described in subsection (b)(2) in the proportion that each such Participant’s Compensation received from the Employer during the Plan Year bears to the total Compensation received from the Employer during the Plan Year by all Participants described in subsection (b)(2).

                         (ii)      A Participant shall be eligible to share in Discretionary Contributions for a Plan Year if he or she is credited with a Year of Service for the Plan Year and —

                                   (A)           was an Eligible Employee on the last day of the Plan Year; or

                                   (B)           retired on or after attaining his or her Normal Retirement Date while an Eligible Employee, or experienced Total Disability or died while an Eligible Employee, during the Plan Year for which the contribution is made.

          Sec. 4.04          Rollover Contributions. The Plan shall accept, as “Rollover Contributions” made on behalf of any Eligible Employee, cash equal to (1) all or a portion of the amount received either directly or through a conduit individual retirement account by the Eligible Employee as a distribution from, or (2) an amount transferred directly to the Plan (pursuant to section 401(a)(31) of the Code) on the Eligible Employee’s behalf by the trustee of, another qualified trust forming a part of a plan described in section 401(a) of the Code, but only if the deposit qualifies as a tax-free rollover as defined in section 402 of the Code. If the amount received does not qualify as a rollover, the amount shall be refunded to the Eligible Employee. Rollover amounts shall be allocated to the Eligible Employees’ Rollover Accounts and invested in accordance with the provisions of Article VI.

          Sec. 4.05          Qualified Employer Contributions. Subject to the limitations described in Article V, an Employer may, in its discretion, make Qualified Employer Contributions for a Plan Year, which shall be allocated as of the last day of the Plan Year to the Qualified Employer Contribution Accounts of some or all of those active Participants who are not Highly Compensated Employees for the Plan Year, as determined by the Employer at the time such contributions are made, in an amount necessary to satisfy at least one of the tests in Section 5.02.

          Sec. 4.06          Contributions With Respect to Military Service.

          (a)          Salary Deferral Contributions. A Participant who returns to employment with an Employer or an Affiliated Company following a period of Qualified Military Service shall be permitted to make additional Salary Deferrals, within the limits described in Section 4.01, up to an amount equal to the Salary Deferrals that the Participant would have been permitted to contribute to the Plan if he or she had continued to be employed and received Compensation during the period of Qualified Military Service. Salary Deferrals under this Section may be made during the period which begins on the date that a Participant returns to employment and which has the same length as the lesser of (a) the period of Qualified Military Service multiplied by three, or (b) five years.

          (b)          Matching Contributions. The Employer shall contribute to the Plan, on behalf of each Participant who has made Salary Deferrals under subsection (a) above, an amount equal to the Matching Contribution that would have been required under Section 4.02 had such Salary Deferrals been made during the period of Qualified Military Service.

          (c)          Discretionary Contributions. The Employer shall contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in subsection (a), an amount equal to the Discretionary Contributions that would have been allocated to the Participants under Section 4.03 had the Participant continued to be employed and received Compensation during the period of Qualified Military Service.

          (d)          Qualified Employer Contributions. The Employer shall contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in subsection (a), an amount equal to the Qualified Employer Contributions that would have been required under Section 4.05 had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

          (e)          Limitations on Contributions. To the extent required by sections 414(u) and 414(v) of the Code, the Salary Deferrals, Matching Contributions, Discretionary Contributions, and Qualified Employer Contributions made under this Section shall be subject to the limitations described in Sections 5.01 and 5.04 in the Plan Year to which such contributions relate.

          Sec. 4.07          Timing of Contributions. Matching Contributions and Discretionary Contributions for any Plan Year shall be made no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Employer in which the Plan Year ends. Qualified Employer Contributions for any Plan Year shall be made no later than 12 months after the close of the Plan Year to which the contributions relate. Amounts contributed as Salary Deferrals will be remitted to the Trustee as soon as practicable, but no later than the fifteenth business day of the month following the month in which such contributions were withheld from the Participant’s Compensation or such later date as may be permitted under governmental regulations. The requirements of this Section 4.07 shall not apply to contributions made pursuant to Section 4.06.

          Sec. 4.08          Contingent Nature of Contributions. Each contribution made by an Employer pursuant to the provisions of Section 4.01, 4.02, 4.03, 4.05 or 4.06 is made expressly contingent on its deductibility for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

          Sec. 4.09          Exclusive Benefit; Refund of Contributions. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust). However, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:

          (a)          Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed, in whole or in part, for any contribution made by an Employer, or such contribution is otherwise nondeductible and recovery thereof is permitted, the Trustee shall refund to the Employer the amount so disallowed within one year of the date of such disallowance or as otherwise permitted by applicable administrative rules.

          (b)          Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of the Employer contribution as is attributable to the mistake of fact shall be returned to the Employer upon demand and upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of the mistake. Demand and repayment must be effectuated within one year after the payment of the contribution to which the mistake applies.

In the event that any refund is paid to the Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto. No refund shall be made which would result in the Plan’s loss of its tax-qualified status.

ARTICLE V

LIMITATIONS ON CONTRIBUTIONS

          Sec. 5.01          Calendar Year Limitation on Salary Deferrals.

          (a)          Notwithstanding anything contained herein to the contrary, contributions of Salary Deferrals made on behalf of an active Participant under this Plan, together with elective deferrals (as defined in section 402(g) of the Code) under any other plan or arrangement maintained by an Employer or an Affiliated Company, for any calendar year shall not exceed $11,000 ($15,000 for 2006) (or such other amount as may be in effect under section 402(g) of the Code and Treasury regulations thereunder). If a Participant claims that his or her Salary Deferrals under this Plan, when added to his or her other elective deferrals under any other plan or arrangement (whether or not maintained by an Employer or by an Affiliated Company), exceed the limit imposed by section 402(g) of the Code for the calendar year in which the deferrals occurred, the Committee then shall either (i) distribute by April 15 of the following calendar year the amount of Salary Deferrals specified in the Participant’s claim, plus income thereon determined in the manner described in Section 5.03(c), or (ii) recharacterize such excess Salary Deferrals as Salary Deferrals contributed pursuant to Section 4.01(b) to the extent permitted by section 414(v) of the Code and regulations thereunder. The Participant’s claim shall be in writing and shall be submitted to the Committee no later than March 1 following the calendar year in which the excess deferrals occurred. A Participant shall be deemed to have made a claim for distribution of excess deferrals from the Plan to the extent that his or her Salary Deferrals, together with his or her elective deferrals under any other plan or arrangement maintained by the Employer or by an Affiliated Company, exceed the limit imposed by section 402(g) of the Code for the calendar year. For purposes of determining the necessary reduction: (i) Salary Deferrals previously distributed pursuant to Section 5.03(a) or returned to the Participant pursuant to Section 5.04 shall be treated as distributed under this Section 5.01; (ii) Salary Deferrals contributed pursuant to Section 4.01(b) and elective deferrals contributed pursuant to section 414(v) of the Code shall not be taken into account for purposes of determining whether the Participant has exceeded the limit imposed by 402(g) of the Code; and (iii) Salary Deferrals not taken into account in determining Matching Contributions under Section 4.02 shall be reduced first.

          (b)          If a Participant receives a distribution of excess Salary Deferrals pursuant to subsection (a), the Participant shall forfeit any Matching Contributions (plus income thereon determined as described in Section 5.03(c)) allocated to the Participant by reason of the distributed Salary Deferrals. Amounts forfeited shall be applied, at the discretion of the Committee, either (i) to pay administrative expenses of the Plan, or (ii) to reduce future Matching Contributions made pursuant to Section 4.02.

          Sec. 5.02          Nondiscrimination Limitations on Salary Deferrals and Matching Contributions.

          (a)          Salary Deferral Limitations. With respect to Salary Deferrals for any Plan Year, excluding Salary Deferrals contributed pursuant to Section 4.01(b), one of the following tests must be satisfied:

                         (i)          the Average Actual Deferral Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other active Participants for the prior Plan Year multiplied by 1.25; or

                         (ii)          the Average Actual Deferral Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other active Participants for the prior Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the Highly Compensated Employees does not exceed the applicable Average Actual Deferral Percentage for all other active Participants by more than two percentage points.

          (b)          Matching Contribution Limitations. With respect to Matching Contributions for any Plan Year, one of the following tests must be satisfied:

                         (i)          the Average Contribution Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other active Participants for the prior Plan Year multiplied by 1.25; or

                         (ii)          the Average Contribution Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other active Participants for the prior Plan Year multiplied by two, provided that the Average Contribution Percentage for the Highly Compensated Employees does not exceed the applicable Average Contribution Percentage for all other active Participants by more than two percentage points.

          (c)          For purposes of subsections (a) and (b), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or by an Affiliated Company to the extent that this Plan is aggregated with any other plan for purposes of satisfying section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

          (d)          The determination and treatment of the Salary Deferrals, Matching Contributions, Qualified Employer Contributions, Actual Deferral Percentages, and Contribution Percentages of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (e)          For purposes of this Section 5.02, the term “active Participant” shall include all Eligible Employees who have met the requirements of Section 3.01, regardless of whether they have elected to participate in the Plan and have filed the required authorizations operative under the Plan as provided in Article III hereof.

          Sec. 5.03          Correction of Discriminatory Contributions.

          (a)          If the nondiscrimination tests of Section 5.02(a) are not satisfied with respect to Salary Deferrals for any Plan Year, the Committee shall take the following actions: (i) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 5.02(a); (ii) convert the excess percentage amount determined under clause (i) into a dollar amount (the “Excess Dollar Amount”); and (iii) reduce the Salary Deferrals of the Highly Compensated Employee or Employees with the greatest dollar amount of Salary Deferrals by the lesser of (A) the amount by which the Highly Compensated Employee’s Salary Deferrals exceeds the Salary Deferrals of the Highly Compensated Employee with the next highest dollar amount of Salary Deferrals, or (B) the Excess Dollar Amount. This process shall be repeated until the Salary Deferrals of Highly Compensated Employees have been reduced by the Excess Dollar Amount. The Salary Deferrals of any Highly Compensated Employee which must be reduced pursuant to this subsection (a) shall be reduced, first, by distributing Salary Deferrals not taken into account in determining Matching Contributions under Section 4.02 and, then, by distributing other Salary Deferrals within 12 months of the close of the Plan Year with respect to which the reduction applies; and the provisions of Section 5.01(b) regarding the forfeiture of related Matching Contributions shall apply. For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 5.01 shall be treated as distributed under this Section 5.03(a), and contributions of Salary Deferrals pursuant to Section 4.01(b) shall not be taken into account. Notwithstanding the foregoing, at the election of the Committee and in accordance with rules uniformly applicable to all affected Participants, the Actual Deferral Percentage reduction described in this Section may be accomplished, in whole or in part, by recharacterizing excess Salary Deferrals as Salary Deferrals contributed pursuant to Section 4.01(b) to the extent permitted by section 414(v) of the Code and regulations issued thereunder.

          (b)          If the nondiscrimination tests of Section 5.02(b) are not satisfied with respect to Matching Contributions for any Plan Year, the Committee shall take the following actions: (i) determine the amount by which the Actual Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage for the Plan Year would need to be reduced to comply with the limit in Section 5.02(b); (ii) convert the excess percentage amount determined under clause (i) into a dollar amount (the “Excess Dollar Amount”); and (iii) reduce the excess contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee’s Matching Contributions exceeds the dollar amount of the Matching Contributions for the Highly Compensated Employee with the next highest dollar amount of Matching Contributions, or (B) the Excess Dollar Amount. This process shall be repeated until the Matching Contributions of the Highly Compensated Employees have been reduced by the Excess Dollar Amount. The Matching Contributions for any Highly Compensated Employee that must be reduced pursuant to this subsection (b) shall be reduced by distributing such Matching Contributions within 12 months of the close of the Plan Year with respect to which the reduction applies.

          (c)          Any distribution of Salary Deferrals or Matching Contributions necessary pursuant to subsections (a) or (b) shall include a distribution of the income, if any, allocable to such contributions. Such income shall be equal to the sum of (i) the allocable gain or loss for the Plan Year (determined by multiplying the income allocable to the Participant’s Salary Deferrals or Matching Contributions for the Plan Year by a fraction, the numerator of which is the Participant’s excess Salary Deferrals or excess Matching Contributions for the Plan Year, and the denominator of which is the sum of the Participant’s Salary Deferral Account or Matching Account as of the beginning of the Plan Year plus any contributions made to the applicable Account during the Plan Year), plus (ii) if the Participant’s excess Salary Deferrals or excess Matching Contributions would be credited with gain or loss during the period beginning on the first day of the following Plan Year and ending on the date such amounts are distributed (or a date that is no more than seven days prior to such distribution date) if the Participant’s entire Account was distributed on such date, ten percent of the amount determined under clause (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution (or a date that is no more than seven days prior to such distribution date), counting the month of distribution if the distribution occurs after the fifteenth day of the month.

          (d)          Notwithstanding anything in this Section to the contrary, for any Highly Compensated Employee who is an active Participant in the Plan while eligible to participate in any other qualified retirement plan maintained by an Employer or an Affiliated Company (excluding any such plan which is not permitted to be aggregated with the Plan pursuant to Treasury Regulations Section 1.401(k)-1(b)(4)) under which the Employee has made employee contributions or elective deferrals, or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

          (e)          In lieu of or in addition to the actions described in subsections (a) through (d) of this Section 5.03, the Employer may make Qualified Employer Contributions, as described in Section 4.05, in order to satisfy the tests sets forth in Section 5.02.

          Sec. 5.04         Annual Additions Limitations.

          (a)          In no event shall the Annual Addition on behalf of any Participant for any Plan Year exceed the lesser of:

(i) $40,000 ($44,000 for 2006), or such other amount as may be specified in section 415(c)(1)(A) of the Code, as adjusted in accordance with section 415(d) of the Code; or

(ii) one hundred percent of such Participant’s Compensation for the Plan Year.

The limitation referred to in Section 5.04(a)(2) shall not apply to any contribution for medical benefits within the meaning of section 401(h) or section 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code.

          (b)          If the amount otherwise allocable to the Account of a Participant would exceed the amount described above as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g) of the Code) that may be made under the limitations of section 415 of the Code, or such other circumstances as are permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant’s Salary Deferrals, Matching Contributions, Discretionary Contributions, or Qualified Employer Contributions until such excess amount has been exhausted. To the extent that any portion of a Participant’s Salary Deferrals are determined to be excess under this Section, such Salary Deferrals, with income thereon, shall be returned to the Participant as soon as administratively practicable; provided, however, that any excess Salary Deferrals may be recharacterized as Salary Deferrals contributed pursuant to Section 4.01(b) to the extent permitted by section 414(v) of the Code and regulations issued thereunder. To the extent that any portion of the Matching Contributions, Discretionary Contributions, or Qualified Employer Contributions allocable to a Participant are determined to be excessive under this Section, while the Participant remains an Eligible Employee his or her excess Matching Contributions, Discretionary Contributions, or Qualified Employer Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant’s Account before any Matching Contributions, Discretionary Contributions, or Qualified Employer Contributions are made on his or her behalf for the Plan Year. When the Participant ceases to be an Eligible Employee, his or her excess Matching Contributions, Discretionary Contributions, and Qualified Employer Contributions held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Participants in the Plan. The Committee shall perform any other actions as may be necessary to preserve the Plan’s status as a qualified plan.

ARTICLE VI

INVESTMENT AND VALUATION OF TRUST FUND;
MAINTENANCE OF ACCOUNTS

          Sec. 6.01          Investment of Assets. All existing assets of the Trust Fund and all future contributions to the Trust Fund shall be invested by the Trustee in accordance with the terms of the Trust Agreement and Section 6.02.

          Sec. 6.02          Investment in Investment Funds. The Committee shall designate the available Investment Funds to which a Participant shall direct the investment of amounts credited to his or her Account (other than his or her Matching Contribution Account). The Committee, in its sole discretion, may from time to time designate additional Investment Funds of the same or different types or modify, cease to offer, or eliminate any existing Investment Funds. Matching Contributions, and only Matching Contributions, shall be invested in the Company Common Stock Fund. A portion of the Trust Fund, as determined by the Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution.

          Sec. 6.03          Investment Elections. Each Participant, upon commencing or recommencing active participation in the Plan under Section 4.01, shall direct, in the form and at the time prescribed by the Committee, the investment of contributions made on his or her behalf in any one or more of the available Investment Funds, in whole dollar or whole percentage increments, subject to such limitations as the Committee may prescribe.

          Sec. 6.04          Change of Election. Each Participant may change his or her investment direction with respect to the investment of his or her future contributions at the time or times prescribed by the Committee, by making a new election in such form, at such time in advance, and in accordance with other procedures and subject to such restrictions as the Committee or its delegate may prescribe.

          Sec. 6.05          Transfers Between Investment Funds. A Participant may reallocate his or her entire Account, other than the Matching Contribution Account, among the Investment Funds at any time. A Participant may direct the Trustee at any time to transfer a designated percentage or a specific dollar amount from one Investment Fund to another, other than transfers from the Matching Contribution Account, for which the rules for transfers are set forth under Section 6.13. Each Participant may elect to make such transfers at the time or times prescribed by the Committee, by making a transfer election in such form, at such time in advance, and in accordance with other procedures and subject to such restrictions as the Committee or its delegate may prescribe.

          Sec. 6.06          Individual Accounts. There shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Salary Deferral Account, a Matching Contribution Account, a Qualified Employer Contribution Account, a Rollover Account, and a Discretionary Contribution Account. Each Account shall separately reflect the Participant’s interest in each Investment Fund. Each Participant shall receive, at least annually or at more frequent intervals determined by the Committee, a statement of his or her Account showing the balances in each Investment Fund. A Participant’s interest in any Investment Fund shall be determined and accounted for based on his or her beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund.

          Sec. 6.07          Valuation. As of each Valuation Date, the Trustee shall adjust the net credit balance of each Participant’s Account, in the respective investment fund of the Trust Fund, upward or downward, pro rata, so that the aggregate of such unit credit balances will equal the net worth of each Investment Fund of the Trust Fund as of that Valuation Date, using fair market values as determined by the Trustee.

          Sec. 6.08          Voting and Tender of Mutual Fund Shares. To the extent that shares of one or more of the regulated investment companies offered by the Investment Funds are allocated to Participants’ Accounts, the Trustee shall vote or tender such shares solely in accordance with written instructions furnished to it by each Participant (or Beneficiary of a deceased Participant). The Trustee shall vote the shares for which voting or tender instructions are not received in the same proportion as the Trustee votes the shares with respect to which it receives directions. The Trustee shall be responsible for delivery to each Participant (or Beneficiary of a deceased Participant) of all notices, proxies, and proxy soliciting materials related to any such shares. Any such instructions shall remain in the strict confidence of the Trustee.

          Sec. 6.09          Voting and Tender of Company Common Stock.

          (a)          Voting of Company Common Stock. Each Participant or Beneficiary of a deceased Participant shall be entitled to direct the Trustee as to how to vote the shares of Company Common Stock allocated to his or her Matching Contribution Account with respect to all matters submitted to the shareholders of the Company for a vote. The Trustee shall vote in its sole discretion the shares of Company Common Stock that are not allocated to any Participant’s or Beneficiary’s Matching Contribution Account and the shares of allocated Company Common Stock with respect to which no direction is received from the Participants or Beneficiaries to whose Accounts the shares are allocated. Each Participant and each Beneficiary of a deceased Participant shall be a “named fiduciary,” within the meaning of section 402 of ERISA, with respect to the voting of shares of Company Common Stock to the extent that voting rights are passed through to the Participant or Beneficiary.

          (b)          Tender of Company Common Stock. The Trustee, in its sole discretion, shall determine the manner in which to respond to any offer to purchase, exchange, or otherwise dispose of Company Common Stock. If the Company Common Stock is sold, exchanged, or disposed of, the proceeds shall be reinvested in the Company Common Stock Fund.

          Sec. 6.10          Fiduciary Responsibility. This Plan, other than its employee stock ownership plan component, is intended to constitute a plan described in section 404(c) of ERISA and in Title 29 of the Code of Federal Regulations, Section 2550.404c-1. Neither the Company, any Employer, the Committee, the Trustee, nor any other Plan fiduciary shall be liable for any losses that are the direct and necessary result of investment instructions provided by any Participant, Beneficiary or Alternate Payee.

          Sec. 6.11          Investment of Matching Contributions. Matching Contributions shall be invested only in the Company Common Stock Fund.

          Sec. 6.12          Dividends on Company Common Stock Fund. All cash dividends paid by the Company on shares of Company Common Stock held in the Company Common Stock Fund shall, at the election of the Participants to whose Accounts the shares of Company Common Stock are allocated, either (a) be paid to the Plan and reinvested in Company Common Stock, or (b) be paid to the Participants or their Beneficiaries. A Participant may elect to receive cash dividends on shares of Company Common Stock allocated to his or her Account by delivering to the Committee a written election on a form prescribed by the Committee no later than the last business day prior to the record date for the dividend. If a Participant or Beneficiary fails to timely file an election to receive dividends paid on the shares of Company Common Stock allocated to his or her Account, the dividends then shall be reinvested in the Company Common Stock Fund.

          Sec. 6.13          Diversification of Company Common Stock Account.

          (a)          Election. A Participant who has attained age 50 shall be entitled to direct the investment of a portion of the balance credited to his or her Company Common Stock Account to or among any one or more of the other Investment Funds. A Participant shall make this election not more frequently than once each Plan Year by filing with the Committee a written designation of his or her investment election on a form prescribed by the Committee.

          (b)          Amount Subject to Diversification. (i) For each year during or after which a Participant has attained age 50 until the year during which he or she attains age 55, the Participant may elect to reallocate an amount equal to the excess of (i) the sum of 25 percent of the balance credited to his or her Company Common Stock Account plus all amounts previously reallocated pursuant to this Section 6.13, over (ii) all amounts previously reallocated by the Participant pursuant to the provisions of this Section 6.13.

                         (i)          Subsection (i) of this Section 6.13(b) shall apply to a Participant who has attained age 55, but who has not attained age 60, by substituting “50 percent” for “25 percent” where it appears therein.

                         (ii)          Subsection (i) of this Section 6.13(b) shall apply to a Participant who has attained age 60, but who has not attained age 65, by substituting “75 percent” for “25 percent” where it appears therein.

                         (iii)          Subsection (i) of this Section 6.13(b) shall apply to a Participant who has attained age 65, by substituting “100 percent” for “25 percent” where it appears therein.

ARTICLE VII

VESTING

          Sec. 7.01          Full and Immediate Vesting A Participant shall have a fully vested and nonforfeitable right to the balance credited to his or her Account at all times.

ARTICLE VIII

BENEFIT DISTRIBUTIONS

          Sec. 8.01           Death Benefits.

          (a)          Amount of Death Benefit. In the event of a Participant’s death prior to his or her Benefit Payment Date, his or her Beneficiary shall be entitled to receive a death benefit equal to the balance of his or her Account, determined as of the Valuation Date related to the Benefit Payment Date for the Participant’s Beneficiary.

          (b)          Time of Distribution.

                         (i)       General Rule. Death benefits shall be paid to the Participant’s Beneficiary as soon as practicable after the Participant’s death.

                         (ii)      Required Distribution Dates. Notwithstanding any provision in the Plan to the contrary: the Benefit Payment Date for a Beneficiary other than the Participant’s spouse shall be no later than December 31 of the year containing the fifth anniversary of the Participant’s death; and the Benefit Payment Date for a spouse Beneficiary shall be no later than December 31 of the later of (A) the calendar year following the year of the Participant’s death, or (B) the calendar year in which the Participant would have attained age 70½. Distributions under this Section 8.01 shall otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of Treasury Regulations Section 1.401(a)(9)-5. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with final Treasury Regulations under section 401(a)(9) of the Code that were published on April 17, 2002.

          Sec. 8.02           Benefits Upon Severance from Employment.

          (a)          Amount of Benefit. The Plan benefit payable to a Participant upon his or her Severance from Employment for reasons other than death shall be equal to the balance of his or her Account, determined as of the Valuation Date related to his or her Benefit Payment Date.

          (b)          Time of Distribution.

                         (i)       General Rule. Distribution of benefits under this Section 8.02 to the Participant shall be made as soon as practicable after the Participant’s Severance from Employment; provided, however, that in the case of a Participant whose Account balance exceeds $5,000, no distribution shall be made at that time without the written consent of the Participant. If the Participant does not so consent, then distribution will be deferred until any subsequent date elected by the Participant in writing or such other manner acceptable to the Committee pursuant to such procedures as the Committee may impose, subject to subsection (b)(2) below.

                         (ii)      Required Distribution Dates. Except as otherwise elected by a Participant, the Benefit Payment Date for any Participant shall not be later than the 60th day following the close of the Plan Year in which the latest of the following events occurs: (A) the Participant attains his or her Normal Retirement Age; (B) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (C) the Participant has a Severance from Employment. However, a Participant’s failure to elect a distribution by the date described in clause (A) shall be deemed to be an election to defer distribution until the date described in paragraph (1) of this Section. Notwithstanding any provision in the Plan to the contrary, a Participant’s Benefit Payment Date shall not be later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) in the case of a Participant who is not a five percent owner (within the meaning of section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½, the calendar year in which the Participant’s Severance from Employment occurs. Distributions under this Section 8.02 shall otherwise comply with the final Treasury Regulations under section 401(a)(9) of the Code that were published on April 17, 2002.

          (c)          Election Period. A Participant’s election to commence payment prior to April 1 following the calendar year in which he or she attains age 70½ must be made within the 90-day period ending on the Benefit Payment Date elected by the Participant and in no event earlier than the date the Committee provides the Participant with written information relating to his or her right to defer payment until his or her Normal Retirement Age and his or her right to make a direct rollover as set forth in Section 8.07. Such information must be supplied not less than 30 days nor more than 90 days prior to the Benefit Payment Date. Notwithstanding the preceding sentence, a Participant’s Benefit Payment Date may occur less than 30 days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his or her right to a 30-day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

          Sec. 8.03           Form and Mode of Benefit Payment. All benefits payable to a Participant or Beneficiary under Section 8.01 or 8.02 of the Plan shall be paid in the form of a single sum. The portion of the Account invested in any Investment Fund other than the Company Common Stock Fund shall be distributed in cash. The portion of a withdrawal or distribution consisting of the Company Common Stock Fund shall be made in either cash or Company Common Stock, as the Participant may elect.

          Sec. 8.04           Beneficiary Designation Right.

          (a)          Spouse as Beneficiary. The Beneficiary of a death benefit payable pursuant to Section 8.01 shall be the Participant’s spouse as of the Participant’s date of death; provided, however, that the Participant may designate a Beneficiary other than his or her spouse pursuant to subsection (b) if:

(i)	the requirements of subsection (c) are satisfied; or

(ii)	the Participant has no spouse; or

(iii)	the Committee determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations.

          (b)          Beneficiary Designation Right. Each Participant who is permitted to designate a Beneficiary other than his or her spouse pursuant to subsection (a) shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant’s death. All Beneficiary designations shall be in writing in a form satisfactory to the Committee. Each Participant shall be entitled to change his or her Beneficiaries at any time and from time to time by filing a written notice of such change with the Committee. However, the Participant’s spouse must again consent in writing to such change, unless (i) the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse, or (ii) one of the exceptions described in paragraphs (ii) and (iii) of subsection (a) applies. If the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to Section 8.01, or if the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant’s estate.

          (c)          Form and Content of Spouse’s Consent. A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, shall consent to the specific alternate beneficiary or beneficiaries designated (or permit beneficiary designations by the Participant without the spouse’s further consent), shall acknowledge the effect of such consent, and shall be witnessed by a Plan representative or notary public. Such spouse’s consent shall be irrevocable, unless expressly made revocable. The consent of a spouse in accordance with this subsection (c) shall not be effective with respect to any subsequent spouse of the Participant.

          Sec. 8.05          Domestic Relations Orders.

          (a)          General. Except as otherwise provided in this Section 8.05, an Alternate Payee shall have no rights to a Participant’s benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a QDRO. Notwithstanding the foregoing, an Alternate Payee shall have the right to make a claim for any benefits awarded to the Alternate Payee pursuant to a QDRO, as provided in Article XII. Any interest of an Alternate Payee in the Account of a Participant, other than an interest payable solely upon the Participant’s death pursuant to a QDRO which provides that the Alternate Payee shall be treated as the Participant’s surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

          (b)          Distribution.

                         (i)       Notwithstanding anything in this Plan to the contrary, a QDRO may provide that any benefits of a Participant payable to an Alternate Payee that are separately accounted for shall be distributed immediately or at any other time specified in the order. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect to have benefits commence as of the earlier of the Participant’s Severance from Employment or as of the Alternate Payee’s death.

                         (ii)      If the QDRO does not specify the Participant’s Accounts, or Investment Funds in which the Participant’s Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant’s Accounts, and the Investment Funds in which such Accounts are invested (excluding any loan fund established pursuant to Article IX), on a pro rata basis. A QDRO may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant’s vested Accounts after deduction of any loan fund.

                         (iii)     The benefit payable to an Alternate Payee shall be paid in the form permitted under Section 8.03 with respect to such Account to the extent permitted by section 401(a)(9) of the Code and regulations issued thereunder.

          (c)          Withdrawals. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established shall be permitted to make any withdrawals under Article IX.

          (d)          Death Benefits. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established shall have the right to designate a Beneficiary, in the same manner as provided in Section 8.05 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of an Alternate Payee’s death. If the Alternate Payee for whom a separate account is established does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate.

          (e)          Investment Direction. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established shall have the right to direct the investment of any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Article VI with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.

          (f)          Voting and Tender Rights of Mutual Fund Shares. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established shall have the right to direct the Trustee as to the exercise of voting and tender rights with respect to mutual fund shares allocated to any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Section 6.08 with respect to the Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.

          (g)          Voting of Company Common Stock. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall be entitled to direct the Trustee as to how to vote the shares of Company Common Stock allocated to his or her Matching Contribution Account with respect with respect to all matters in the same manner as provided in Section 6.09(a) with respect to the Participant.

          (h)          Loans. An Alternate Payee shall not be permitted to receive a loan under Article IX.

          Sec. 8.06          Post Distribution Credits. In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution described in Section 9.02), any funds shall be subsequently credited to the Participant’s vested Account balance, such additional funds shall be paid to the Participant or applied for the Participant’s Account as promptly as practicable thereafter; provided, that the Participant is not then an Employee or, if he or she is an Employee, he or she has reached the required distribution date described in Section 8.02(b)(2).

          Sec. 8.07          Direct Rollovers. If any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the spouse or former spouse of a Participant would constitute an “eligible rollover distribution,” such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an “eligible retirement plan.” Any such request shall be made, in accordance with procedures established by the Committee, at such time in advance as the Committee may specify. Notwithstanding any provision in the Plan to the contrary, any eligible rollover distribution in excess of $1,000 but not in excess of $5,000 made on or after March 28, 2005 shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.

          For purposes of this Section 8.07, the following terms shall have the meanings set forth below:

          (a)          “eligible rollover distribution” shall mean a distribution from the Plan, excluding (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten or more years, (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iii) any hardship distribution; and

          (b)          “eligible retirement plan” shall mean (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in section 403(a) of the Code, (iv) a qualified plan the terms of which permit the acceptance of rollover distributions, (v) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code that shall separately account for the distribution, or (vi) an annuity contract described in section 403(b) of the Code. However, the eligible retirement plans described in clauses (iii) and (iv) shall not apply with respect to a distribution made prior to January 1, 2002 to a Beneficiary who is the surviving spouse of a Participant and, with respect to a distribution (or portion of a distribution) consisting of after-tax employee contributions, “eligible retirement plan” shall mean a plan described in clause (iv) that agrees to separately account for such amounts or a plan described in clause (i) or (ii).

ARTICLE IX

PARTICIPANT LOANS AND WITHDRAWALS

          Sec. 9.01          Participant Loans. Each Participant who is employed by an Employer or an Affiliated Company, and any other Participant who is a party in interest as defined in ERISA, may apply for a loan from the Plan. The loan program shall be governed by a separate loan policy that is incorporated into the Plan by reference and which may be amended in writing by the Committee from time to time. Any loan under the Plan shall be made only from a Participant’s Salary Deferral Account or Rollover Account.

          Sec. 9.02          Withdrawals. By applying in the form and manner prescribed by the Committee, a Participant may request a withdrawal from his or her Account in accordance with the following rules:

          (a)          Age 59½ Withdrawals. A Participant may withdraw all or a portion of his or her entire Account at any time after he or she attains age 59½.

          (b)          Special Rules for Pledges. Notwithstanding anything in this Section to the contrary, no Participant shall be permitted to withdraw any portion of his or her Account that is pledged as security for a loan pursuant to Article IX.

ARTICLE X

PROVISIONS RELATING TO TOP-HEAVY PLANS

          Sec. 10.01          Definitions. For purposes of this Article X, the following terms shall have the following meanings:

          (a)          “Aggregation Group” shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company formed by including in such group (i) all plans in which a Key Employee participates in the Plan Year containing the Determination Date or participated during any of the four preceding Plan Years, including any frozen or terminated plan that was maintained within the five-year-period ending on the Determination Date, (ii) all plans which enable any plan described in clause (i) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (iii) such other qualified plans sponsored by the Employer or an Affiliated Company as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

          (b)          “Determination Date” shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of the Plan Year.

          (c)          “Key Employee” shall mean a person employed or formerly employed by the Employer or by an Affiliated Company who, during the Plan Year or during any of the preceding four Plan Years, was any of the following:

                         (i)        An officer of the Employer having an annual Compensation of more than (i) 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year, or (ii) $130,000 or such other amount as may be in effect under section 416(i)(1)(A)(i) of the Code. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and the regulations published thereunder.

                         (ii)       A five-percent owner of the Employer.

                         (iii)      A person who is both an Employee whose annual Compensation exceeds $150,000 and a one-percent owner of the Employer.

The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

          (d)          “Key Employee Ratio” shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (i) hereof by the amount described in paragraph (ii) hereof, after deduction from both such amounts of the amount described in paragraph (iii) hereof.

                         (i)        The amount described in this paragraph (i) is the sum of the following amounts: (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group; (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group; and (C) either (I) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, or (II) the sum of the amount of any in-service distributions during the period of five Plan Years ending on the Determination Date, plus the amount of any other distribution during the one-year period ending on the Determination Date, to or on behalf of any Key Employee from all plans in the Aggregation Group.

                         (ii)       The amount described in this paragraph (ii) is the sum of the following amounts: (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group; (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group; and (C) the aggregate amount distributed from all plans in the Aggregation Group to or on behalf of any Participant during the period of five Plan Years ending on the Determination Date.

                         (iii)      The amount described in this paragraph (iii) is the sum of the following amount: (A) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee from a plan sponsored by an employer which is not the Employer or an Affiliated Company; (B) any amount that would have been included under paragraph (i) or (ii) hereof with respect to any person who has not rendered service to any Employer at any time during the one-year-period ending on the Determination Date; and (C) any amount that is included in paragraph (ii) hereof for, on behalf of or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

          The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliated Companies if a single method is used by all such plans or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

          (e)          “Non-Key Employee” shall mean any Employee or former Employee who is neither a Key Employee, or a beneficiary of a deceased Participant who was a Non-Key Employee during the Plan year of reference.

          Sec. 10.02          Determination of Top-Heavy Status. The Plan shall be deemed “top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:

              (a)        the Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the term “Plan” for the term “Aggregation Group” each place it appears in Section 10.01(d), exceeds 60 percent; or

(b) The Plan is part of an Aggregation Group, and the Key Employee Ratio of that Aggregation Group exceeds 60 percent.

The Plan shall be deemed “super top-heavy” as to any Plan Year if, as of the Determination Date with respect to that Plan Year, the conditions of subsections (a) or (b) hereof are met with “90 percent” substituted for “60 percent” therein.

          Sec. 10.03          Top-Heavy Plan Minimum Allocation. The aggregate allocation made under the Plan to the Account of each active Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Eligible Employee) shall be not less than the lesser of:

(a) three percent of the Compensation of each such Participant for such Plan Year; or

              (b)        The percentage of such Compensation so allocated under the Plan to the Account of the Key Employee for whom such percentage is the highest for such Plan Year (excluding amounts allocated to the Account of the Key Employee under Section 4.01(b)).

If any person who is an active Participant in the Plan is a Participant under any top-heavy defined benefit pension plan qualified under section 401(a) of the Code sponsored by the Employer or by an Affiliated Company under which no minimum benefit is provided, there shall be substituted “five percent” for “three percent” in clause (a) of the preceding sentence. For the purpose of determining whether or not the provisions of this Section have been satisfied: (i) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law shall be disregarded; (ii) all defined contribution plans in the Aggregation Group shall be treated as a single plan; (iii) elective deferrals under all plans in the Aggregation Group shall be disregarded; and (iv) contributions allocable to the account of a Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under this Plan and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section. Subsection (b) above shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either section 401(a)(4) or section 410 of the Code.

ARTICLE XI

ADMINISTRATION; THE BENEFITS COMMITTEE

          Sec. 11.01          Delegation of Responsibilities. A fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him or her under this Plan or under the Trust Agreement. In general, the Employer, by action of the Board of Directors, shall have the sole responsibility for making the contributions provided for under Sections 4.01(a)(1), 4.01(b), 4.02, 4.03 and 4.05; and the Employer shall have the sole authority to appoint and remove the Trustee and the members of the Committee and to curtail or terminate, in whole or in part, this Plan or the Trust Agreement. As described in Section 13.01, the Employer and the Committee shall have the authority to amend the Plan. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan, for the establishment of the Plan’s investment policies, and for the appointment and removal of any investment manager. The Trustee shall have the sole responsibility for the administration of the Fund. It is intended that each fiduciary shall be responsible for the proper exercise of his or her own powers, duties, responsibilities, and obligations under this Plan and under the Trust Agreement and generally shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan, including service both as Trustee and as a member of the Committee.

          Sec. 11.02          Committee Membership. The Committee shall consist of not less than three persons to be appointed by the Chief Executive Officer, Chief Financial Officer and/or the Vice President and General Counsel (the “Appropriate Officers”), acting together or individually. Employees of the Company may serve on the Committee, and any Employee or other person may serve in more than one fiduciary capacity with respect to the Plan. Any member of the Committee may resign or be removed by the Appropriate Officers and new members may be appointed by the Appropriate Officers; provided, however, that the removal of any Committee member shall require joint approval of at least two of the Appropriate Officers.

          Sec. 11.03          Committee Officers. The Committee may select a Chairman and a Secretary to keep its records or to assist it in the performance of any other act or thing to be done or performed by the Committee.

          Sec. 11.04          Powers of Committee. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

          (a)          to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;

          (b)          to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

          (c)          to interpret the Plan, and to resolve ambiguities, inconsistencies, omissions, and factual issues, with its interpretation and resolution to be final, conclusive, and binding on all parties affected thereby;

          (d)          to decide questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

          (e)          to delegate to persons other than Committee members any authority, duty, or responsibility pertaining to the administration or operation of the Plan, provided that each delegation shall be made by a written instrument authorized by the Committee and maintained with the records of the Plan (and if any delegation is made to any person other than an employee of the Company, that person must acknowledge in writing his or her acceptance of the duties and responsibilities thus delegated and all such instruments and acknowledgements shall be attached to and made a part of the Plan); and

          (f)          to appoint and remove by written instrument one or more investment managers, as that term is defined in Section 3(38) of ERISA, to manage all or any designated portion of the Trust Fund.

          Sec. 11.05          Expenses. All expenses incurred prior to termination of the Plan that shall arise in connection with the administration of the Plan shall be payable from the Trust Fund at the direction of the Committee, including but not limited to the compensation of the Trustee, administrative expenses and other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any actuary, accountant, counsel, specialist or other person who shall be employed by the Committee in connection with the administration thereof. The Company shall have the option, but not the obligation, to pay any such expenses, in whole or in part and, by so doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Company on any occasion shall not bind the Company to thereafter pay any similar expenses. Brokerage commissions, transfer taxes, and other charges, fees, and expenses in connection with the purchase, sale, or maintenance of securities, including management fees, shall be added to the cost of such securities, deducted from the proceeds thereof, or reflected in the net return thereon, as the case may be.

          Sec. 11.06          Action by Committee. A majority of the Committee in office may take any action which the Plan authorizes or requires the Committee to take and the action of such majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office. The Secretary of the Committee shall have authority to give certified notice in writing of any action taken by the Committee; and the members of the Committee may, by a writing signed by a majority of them, delegate such authority to any one of them.

          Sec. 11.07          Reporting and Disclosure. The Committee shall keep all individual and group records relating to Plan Participants, Beneficiaries, and Alternate Payees and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant, Beneficiary, and Alternate Payee for examination during normal business hours, except that a Participant, Beneficiary, or Alternate Payee shall examine only such records as pertain exclusively to the examining Participant, Beneficiary, or Alternate Payee and those records and documents, relating to all Participants generally. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents, and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Committee the responsibility or authority for the preparation, preservation, publication, or filing of any document required to be prepared, preserved, or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

          Sec. 11.08          Construction of the Plan. The Committee shall take such steps as are considered necessary and appropriate by the Committee to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Committee shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation, and application of the Plan. The Committee shall correct any defect, reconcile any inconsistency, resolve any ambiguity, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations, and completions of Plan provisions shall be final, binding, and conclusive upon the parties, including the Employer, the Employees, their families, dependents, Beneficiaries, and any Alternate Payees.

          Sec. 11.09          Indemnification. Each person who is a Named Fiduciary or a member of any committee or board comprising a Named Fiduciary (other than the Trustee) shall be indemnified by the Employer against costs, expenses, and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him or her in connection with any action to which he or she may be a party by reason of his or her service as a Named Fiduciary, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses, and liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled pursuant to the by-laws of the Company. Service as a Named Fiduciary shall be deemed in partial fulfillment of the person’s function as an employee, officer, or director of the Company if he or she serves in that capacity as well as in the role of Named Fiduciary.

          Sec. 11.10          Bonding. The Committee shall arrange for such bonding as is required by law for persons who are Employees or members of the Board of Directors, but no bonding in excess of the amount required by law shall be considered required by the Plan. The Company shall obtain, and pay the expense of, any bond required by law.

          Sec. 11.11          Compensation for Services. The members of the Committee shall serve without compensation for services as such.

ARTICLE XII

CLAIMS PROCEDURES

          Sec. 12.01          Application for Benefits. Each Participant, Beneficiary, or Alternate Payee believing himself or herself eligible for benefits under the Plan shall apply for such benefits in the form and manner prescribed by the Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death, or disability), and location of residence shall be required of all applicants for benefits. In the event a Participant, Beneficiary, or Alternate Payee fails to apply to the Committee at least 60 days prior to the applicable required distribution date described in Sections 8.01(b) or 8.02(b), the Committee shall make diligent efforts to locate such Participant, Beneficiary, or Alternate Payee and obtain such application. In the event the Participant, Beneficiary, or Alternate Payee fails to make application by the applicable date described in Section 8.01(b) or 8.02(b), the Committee shall commence distribution as of such date without such application. However, if the Committee fails to locate the Participant, Beneficiary, or Alternate Payee so that distribution as of the applicable date described in Section 8.01(b) or 8.02(b) is not possible, payment shall be made no later than 60 days after the date on which the Participant, Beneficiary, or Alternate Payee is located.

          Sec. 12.02          Appeals of Denied Claims for Benefits. If any claim for benefits is denied in whole or in part, the Participant, Beneficiary, or Alternate Payee whose claim has been so denied shall be notified of such denial in writing or electronically by the Committee. The notice advising of the denial shall be furnished to the Participant, Beneficiary, or Alternate Payee within 90 days of receipt of the benefit claim by the Committee, unless special circumstances require an extension of time to process the claim. If an extension is required, the Committee shall provide notice of the extension prior to the termination of the 90-day period. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant, Beneficiary, or Alternate Payee, as the case may be, of the procedure for the appeal of such denial and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502 of ERISA following an adverse benefit determination on review. All appeals shall be made by the following procedure:

          (a)          The Participant, Beneficiary, or Alternate Payee whose claim has been denied shall file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within 60 days of notification by the Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. In connection with any such appeal, the Participant, Beneficiary, or Alternate Payee shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits. Appeals not timely filed shall be barred.

          (b)          The Committee shall consider the merits of the claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant, without regard to whether such information was submitted or considered in the initial determination.

          (c)          The Committee shall ordinarily render a determination upon the appealed claim within 60 days after its receipt which determination shall be accompanied by a written or electronic statement setting forth (i) the reasons therefor, (ii) specific references to the pertinent Plan provisions on which the decision is based, (iii) a description of the claimant’s right to, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, (iv) a description of any voluntary appeal procedures offered by the Plan, and (v) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA. However, in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to commencement of the extension. Notwithstanding the foregoing, if the Committee holds regularly-scheduled meetings at least quarterly to review such appeals, a individual’s request for review will be acted upon at the meeting immediately following the receipt of the individual’s request unless such request is filed within thirty days preceding such meeting. In such instance, the decision shall be made no later than the date of the second meeting following the Committee’s receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third meeting of the Committee following the receipt of such request for review, and written notice of the extension shall be furnished to the individual prior to the commencement of the extension. Any determination rendered by the Committee shall be final and binding upon all parties.

ARTICLE XIII

AMENDMENT AND TERMINATION

          Sec. 13.01          Amendment. The provisions of this Plan may be amended at any time and from time to time by the Company, subject to the following limitations:

(a) no amendment shall increase the duties or liabilities of the Committee or of the Trustee without their consent;

            (b)           no amendment shall deprive any Participant, Beneficiary or Alternate Payee of any of the benefits to which he or she is entitled under the Plan with respect to contributions previously made, and no amendment shall decrease the vested percentage of any Participant’s Account or result in the elimination or reduction of a benefit “protected” under section 411(d)(6) of the Code, unless otherwise permitted or required by law;

            (c)           no amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or Alternate Payees or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

Each amendment shall be approved by the Board of Directors by resolution or other appropriate action; provided, however, that the Committee may amend any Appendix to the Plan and may make any other amendment to the Plan authorized by the Board of Directors.

          Sec. 13.02          Amendments to the Vesting Schedule. If the vesting schedule under this Plan is amended, each active Participant who has completed at least three Years of Service shall have the vested percentage of his or her Account determined without regard to such amendment.

          Sec. 13.03          Plan Termination.

          (a)          It is the intention of the Company that this Plan will be permanent. However, each entity constituting the Employer reserves the right to terminate its participation in this Plan by action of its board of directors or other governing body. Furthermore, the Company reserves the power to terminate the Plan at any time for any reason by action of the Board of Directors.

          (b)          Any termination of the Plan shall become effective as of the date designated by the Board of Directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants and their Beneficiaries or Alternate Payees or to meet the administrative expenses of the Plan. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.

          Sec. 13.04          Mergers and Consolidations of Plans. Pursuant to action by the Board of Directors, the Plan may be merged or consolidated with another qualified plan or a portion of its assets and liabilities may be transferred to another qualified plan. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan if such plan were then terminated immediately after such merger, consolidation, or transfer that is equal to or greater than the benefit that he or she would have had immediately before such merger, consolidation, or transfer in the plan in which he or she was then a participant had such plan been terminated at that time. For the purposes hereof, former Participants, Beneficiaries, and Alternate Payees shall be considered Participants.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

          Sec. 14.01          Nonalienation of Benefits.

          (a)          Except as provided in Section 14.01(b), none of the payments, benefits, or rights of any Participant, Alternate Payee or Beneficiary shall be subject to any claim of any creditor and, in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant, Alternate Payee, or Beneficiary. Except as provided in Section 14.01(b), no Participant, Alternate Payee, or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as provided above.

          (b)          Compliance with the provisions and conditions of any of the following shall not be considered a violation of this section 14.01: (i) any QDRO; (ii) any federal tax levy made pursuant to section 6331 of the Code; (iii) any loan made pursuant to Article IX; or (iv) subject to the provisions of section 401(a)(13) of the Code, a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA.

          Sec. 14.02          No Contract of Employment. Neither the establishment of this Plan, nor any modification hereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer; and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          Sec. 14.03          Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof; and the Plan shall be construed and enforced as if such provisions had not been included.

          Sec. 14.04          Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties, including each Participant, Beneficiary, and Alternate Payee, present and future (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

          Sec. 14.05          Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

          Sec. 14.06          Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

          Sec. 14.07          Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Illinois to the extent not preempted by federal law, which shall otherwise control.

          Sec. 14.08          Funding Policy. The Committee shall establish, and communicate to the Trustee, a funding policy and method consistent with the objectives of the Plan and of the Trust Fund.

          Sec. 14.09          Title to Assets; Source of Benefits. No person shall have any right to, or interest in, any assets of the Trust Fund, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such person or out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

          Sec. 14.10          Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person; and such payment shall fully discharge the Trustee, the Committee, the Employer and all other parties with respect thereto.

          Sec. 14.11          Reliance on Data and Consents. The Employer, the Trustee, the Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy, and completeness of all data provided by any Participant, Beneficiary, or Alternate Payee, including, without limitation, data with respect to age, health, and marital status. Furthermore, the Employer, the Trustee, the Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections, and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, any Alternate Payee of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election, or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets, and the benefits provided under the Plan shall have any duty to inquire into any such data; and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries, and Alternate Payees to advise the appropriate parties of any change in such data.

          Sec. 14.12          Lost Payees. If the Committee is unable to locate a Participant, a Beneficiary, or an Alternate Payee to whom payment is due, that Participant’s benefit shall be deemed forfeited and may be used, at the discretion of the Committee, either (a) to pay administrative expenses of the Plan, or (b) to reduce future Matching Contributions made pursuant to Section 4.02 by the Employer that last employed the Participant; provided, however, that such benefit shall be reinstated if a claim is made by the party to whom properly payable.

          Sec. 14.13          No Warranties. Neither the Board of Directors nor its members nor the Committee nor the Company nor any Affiliated Company nor the Trustee warrants or represents in any way that the value of each Participant’s Accounts will increase or will not decrease. The Participants assume all risk in connection with any change in Account values.

          Sec. 14.14          Notices. Each Participant, Beneficiary, and Alternate Payee shall be responsible for furnishing the Committee with his or her current and proper address for the mailing of notices, reports, and benefit payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Beneficiary, or Alternate Payee furnishes a proper address. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places or by any other publication device.

          Sec. 14.15          Mistaken Payments. If it is determined that a Participant, Beneficiary, spouse, or Alternate Payee has received an incorrect payment for any reason, overpayments shall be charged against, and under payments shall be added to, any benefits otherwise payable to any such individual.

Executed this 31st day of December 2005.

QUIXOTE CORPORATION

By:	/s/ Daniel P. Gorey

Title:	Vice President & CFO

Attest:	/s/ Joan R. Riley

AMENDMENT 2007-1

TO THE

QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN

          Pursuant to Section 13.01 of the Quixote Corporation Incentive Savings Plan (the “Plan”), the Plan is hereby amended as follows:

          1.          Effective as of January 1, 2007, the first sentence of Section 6.05 of the Plan is amended in its entirety to read as follows:

“A Participant may reallocate his or her entire Account among the Investment Funds at any time, other than the Matching Contribution Account, for which the rules for reallocations are set forth under Section 6.13.”

          2.          Effective as of January 1, 2007, the second sentence of Section 6.09(a) of the Plan that begins, “The Trustee shall vote…” is amended in its entirety to read as follows:

“The Trustee shall vote at the direction of the Committee the shares of Company Common Stock that are not allocated to any Participant’s or Beneficiary’s Matching Contribution Account and the shares of allocated Company Common Stock with respect to which no direction is received from the Participants or Beneficiaries to whose Accounts the shares are allocated. ”

          3.          Effective as of January 1, 2007, Section 6.13 of the Plan is amended by adding a new paragraph at the end thereof to read as follows:

             “(c)          Periods On and After January 1, 2007. For periods on and after January 1, 2007, any Participant, regardless of age, shall be entitled to direct the investment of all or a portion of the Company Common Stock credited to his or her Matching Contribution Account to or among any one or more of the other Investment Funds made available under the Plan. Further, effective for periods on and after March 31, 2007, a Participant, regardless of age, shall be entitled to redirect the investment of all or any portion of his Matching Contribution Account invested in an Investment Fund other than the Company Common Stock Fund into the Company Common Stock Fund.”

          IN WITNESS WHEREOF, the undersigned has executed this Amendment 2007-1 to the Quixote Corporation Incentive Savings Plan as of the date indicated below.

QUIXOTE CORPORATION

By:	/s/ Joan R. Riley

Date:	02/23/2007

AMENDMENT 2007-2

TO THE

QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN

          Pursuant to Section 13.01 of the Quixote Corporation Incentive Savings Plan (the “Plan”), the Plan is hereby amended as follows, effective September 1, 2007:

1.        Effective September 1, 2007, Section 8.07 of the Plan is hereby amended in its entirety to read as follows:

             “Sec. 8.07          Direct Rollovers. If any payment or payments to be made under the Plan to a Participant, a Beneficiary, or an Alternate Payee who is the spouse or former spouse of a Participant would constitute an “eligible rollover distribution,” such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an “eligible retirement plan.” Any such request shall be made, in accordance with procedures established by the Committee, at such time in advance as the Committee may specify. Notwithstanding any provision in the Plan to the contrary, any eligible rollover distribution in excess of $1,000 but not in excess of $5,000 made on or after March 28, 2005 shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.

“For purposes of this Section 8.07, the following terms shall have the meanings set forth below:

             “(a)          ‘eligible rollover distribution’ shall mean a distribution from the Plan, excluding (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten or more years, (ii ) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iii) any hardship distribution. In order for a distribution to a Beneficiary of a deceased Participant (other than the Participant’s spouse) to be treated as an eligible rollover distribution, such distribution must be transferred directly from the Trust Fund to the trust of an ‘eligible retirement plan.’

             “(b)          ‘eligible retirement plan’ shall mean (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in section 403(a) of the Code, (iv) a qualified plan the terms of which permit the acceptance of rollover distributions, (v) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code that shall separately account for the distribution, or (vi) an annuity contract described in section 403(b) of the Code. Furthermore, in the case of a Beneficiary of a deceased Participant (other than the Participant’s spouse), ‘eligible retirement plan’ shall mean only a plan described in clause (i) or (ii).”

          IN WITNESS WHEREOF, the undersigned has executed this Amendment 2007-2 to the Quixote Corporation Incentive Savings Plan as of the date indicated below.

QUIXOTE CORPORATION

By:	/s/ Joan R. Riley

Date:	08/22/2007

AMENDMENT 2007-3

TO THE

QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN

          Pursuant to Section 13.01 of the Quixote Corporation Incentive Savings Plan (the “Plan”), the Plan is hereby amended as follows:

          1.          Effective as of January 1, 2006, Section 2.29 of the Plan is hereby amended in its entirety to read as follows:

          “2.29    ‘Hour of Service’ shall mean, for any Employee:

                        (a)          An hour for which he is directly or indirectly compensated, or is entitled to be compensated by the Employer or an Affiliated Company, for the performance of duties.

                        (b)          An hour for which he is entitled, either by award or agreement, to back pay from the Employer or an Affiliated Company, irrespective of mitigation of damages.

                        (c)          Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Company (either directly or indirectly through a trust fund or insurer) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including long term disability), jury duty, military duty or leave of absence.

                        (d)          Each hour that constitutes part of the Employee’s customary work week during any period of Qualified Military Service.

                        (e)          Anything to the contrary in subsections (a) through (d) notwithstanding:

                                      (i)          No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

                                      (ii)         No Hours of Service shall be credited to an Employee with respect to payments (A) solely to reimburse for medical or medically related expenses or (B) which are made or due him under this Plan or any other pension or profit sharing plan maintained by the Employer.

                                      (iii)        No more than 501 Hours of Service shall be credited to an Employee under subsection (c) of this definition on account of any single continuous period during which no duties are performed by him, except as provided in subsection (d).

                                      (iv)        No Hours of Service shall be credited twice.

                                      (v)         Hours of Service shall be credited at least as liberally as required by the rules set forth in Department of Labor Reg. §2530.200b-2(b) and (c).

                                      (vi)        In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Employer or Affiliated Company that is the recipient thereof.

          The number of Hours of Service to be credited to an Employee on account of a period of service with an Affiliated Company shall only include such hours during the period that the employer for whom the services are performed is an Employer or an Affiliated Company.”

          2.          Effective as of January 1, 2006, Section 2.54 of the Plan is hereby amended to add the following to the end thereof:

          “2.54    ‘Year of Service’ shall mean an eligibility computation period during which an Employee completes at least 1,000 Hours of Service. An “eligibility computation period” shall mean (a) the twelve-month period that begins on the date an Employee first completes an Hour of Service; and (b) each Plan Year beginning after the date an Employee first completes an Hour of Service.”

          IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Quixote Corporation Incentive Savings Plan as of the date indicated below.

QUIXOTE CORPORATION

By:	/s/ Joan R. Riley

Date:	08/22/2007

AMENDMENT 2008-1

TO THE

QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN

          Pursuant to Section 13.01 of the Quixote Corporation Incentive Savings Plan (the “Plan”), the Plan is hereby amended effective July 1, 2008, as follows:

          Section 8.02 (b)(i) General Rule, is hereby amended by the insertion of the following sentence at the end thereof:

“Notwithstanding the foregoing, a Participant shall not be deemed to have a Severance from Employment if the Participant’s employer is involved in a transaction which results in the employer ceasing to be an Affiliated Company and a portion of the Plan assets and liabilities are transferred to another qualified plan for the benefit of the Participant in accordance with Section 13.04 of the Plan.”

          Section 9.01, “Participant Loans” is hereby amended by the insertion of the following sentence at the end thereof:

“Notwithstanding other Plan provisions and the provisions of the Plan’s separate loan policy, a Participant who (a) has incurred a Severance from Employment as a result of a transaction in which results in his employer ceasing to be an Affiliated Company (b) has a portion of his or her Account invested in a promissory note evidencing his or her Participant Loan and (c) is entitled to a distribution of his or her Account under the Plan, may elect that the promissory note be transferred to another qualified plan as a Direct Rollover, if the receiving plan (i) provides for the acceptance of a direct rollover of such promissory note and (ii) agrees to administers the promissory note in accordance with its terms.

          IN WITNESS WHEREOF, the undersigned has executed this Amendment 2008-1 to the Quixote Corporation Incentive Savings Plan as of the date indicated below.

QUIXOTE CORPORATION

By:	/s/ Joan R. Riley

Date:	July 24, 2008

AMENDMENT 2008-2

TO THE

QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN

          Pursuant to Section 13.01 of the Quixote Corporation Incentive Savings Plan (the “Plan”), the Plan is hereby amended as follows, effective January 1, 2008:

1.	Section 2.02(i) of the Plan is hereby amended to delete clause “C” and to renumber clause “D” as clause “C.”

2.	Section 2.17(a) of the Plan is hereby amended to add the following to the end thereof:

“In no event shall any Compensation that is paid after an Employee’s Severance from Employment be treated as Compensation hereunder, provided however that Compensation that is paid in accordance with Treasury Regulation §1.415(c)-2(e)(2) after Severance from Employment due to minor timing differences shall be included. Effective for Plan Years beginning after December 31, 2007, Compensation for purposes of this paragraph shall not include any amounts that are excluded from the definition of compensation set forth in section 415(c)(3) of the Code.”

3.	Section 2.17(b) of the Plan is hereby amended to add the following to the end thereof:

“In no event shall any Compensation that is paid after an Employee’s Severance from Employment be treated as Compensation hereunder, provided however that Compensation that is paid in accordance with Treasury Regulation §1.415(c)-2(e)(2) after Severance from Employment due to minor timing differences shall be included.”

4.	Section 2.17(f) of the Plan is hereby amended in its entirety to read as follows:

          “(f)          only the first $245,000, as adjusted in accordance with section 401(a)(17)(B) of the Code, of the amount otherwise described in subsection (c) and the amounts described in subsections (a), (b), (d) and (e) of this definition shall be counted.”

5.	Section 2.17 of the Plan is hereby amended to add a new subsection (g) to read as follows:

          “(g)          Compensation for purposes of subsections (c) and (d) shall include regular pay as described in Treasury Regulation section 1.415(c)-(2)(e)(3)(ii) if paid by the end of the Limitation Year that includes the Employee’s termination of employment, or if later, 2-1/2 months after the Employee’s termination of employment (‘the Post-Termination Period’). Any payments not described in the foregoing sentence shall not be considered Compensation if paid after termination of employment, even if they are paid within the Post-Termination Period.”

6.	Section 5.04 of the Plan is hereby amended to add a new paragraph to the end thereof to read as follows:

“Effective January 1, 2008, notwithstanding anything herein to the contrary, any Annual Additions that are determined to be excess under this Section shall only be corrected as permissible under applicable guidance, including the Employee Plans Compliance Resolution System that is issued by the Internal Revenue Service.”

7.	Section 5.01(a) of the Plan is hereby amended to delete the phrase, “or returned to the Participant pursuant to Section 5.04.”

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Amendment 2008-2 to the Quixote Corporation Incentive Savings Plan as of the date indicated below.

QUIXOTE CORPORATION

By:	/s/ Joan R. Riley

Date:	12/10/2008